Exhibit 99.1

SPX Reports First Quarter 2026 Results
Raises Full-year Guidance

CHARLOTTE, N.C., April 30, 2026 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the first quarter ended March 28, 2026.

First Quarter Highlights (amounts presented for continuing operations; all comparisons against the first quarter of 2025, unless otherwise noted)
•Revenue of $566.8 million, up 17.4%, including 7.4% organically
•GAAP income from continuing operations of $64.4 million, up 24.6%
•GAAP EPS of $1.27, up 15.5%
•Adjusted EPS* of $1.69, up 22.5%
•Adjusted EBITDA* of $126.1 million, up 22.9%

Raising 2026 Guidance (all comparisons against the full year 2025, unless otherwise noted)
•Revenue range of $2.575 to $2.645 billion, up ~15% year-on-year at the midpoint (prior range: $2.535 to $2.605 billion).
•Adjusted EBITDA* range of $600 to $625 million, up ~21% year-on-year at the midpoint (prior range: $590 to $620 million).
•Adjusted EPS* range of $7.75 to $8.15, up ~18% year-on-year at the midpoint (prior range: $7.60 to $8.00).

Gene Lowe, President and CEO, remarked, “We had a strong start to the year with growth in income from continuing operations and Adjusted EBITDA* in excess of 20%. We continue to see healthy demand across our key end markets and realize strong contributions from recent acquisitions. To reflect our strong first quarter performance and outlook for the remainder of the year, we are raising our full year guidance to reflect Adjusted EBITDA* growth of 21% at the midpoint.”

Mr. Lowe continued, “We continue to make meaningful progress on our investments in production capacity expansions that position us for sustained long-term growth in attractive end markets, including supporting the strong demand for our data center solutions. We are optimistic about the strength of customer demand and our operational momentum, and we remain well-positioned to navigate a changing tariff environment. With a solid demand backdrop and a robust pipeline of attractive acquisition opportunities, I remain highly confident in our ability to continue driving value for years to come.”

First Quarter Financial Comparisons:

($ millions, except per share amounts)	Q1 2026	Q1 2025
Revenue	$566.8	$482.6
Operating income	87.7	66.6
Income from continuing operations	64.4	51.7
GAAP EPS	1.27	1.10

Consolidated segment income*	$135.3	$110.5
Adjusted operating income*	119.7	94.9
Adjusted EBITDA*	126.1	102.6
Adjusted EBITDA %*	22.2%	21.3%
Adjusted EPS*	$1.69	$1.38

Net operating cash flow from (used in) continuing operations	29.8	(10.4)
Capital expenditures	(18.5)	(5.5)
* Non-GAAP financial measure. See attached schedules for reconciliation of historical non-GAAP measures to the most comparable GAAP financial measure. A reconciliation of non-GAAP guidance measures is not practicable and, accordingly, is not provided.

Segment Overview:

HVAC

($ millions)	Q1 2026	Q1 2025
Revenue	$394.0	$323.0
•Organic	9.6%
•Inorganic	11.5%
•Currency	0.9%
Total Growth	22.0%
Segment income	$88.6	$73.9
as a percent of revenues	22.5%	22.9%
Change in bps	-40bps

First Quarter 2026
The revenue increase was primarily driven by:
•an inorganic increase from the acquisitions of Sigma & Omega, Thermolec, and Crawford United; and
•an organic increase from higher volumes of cooling products primarily associated with increased data center demand and higher throughput resulting from increased capacity, as well as higher volumes of heating products.

The segment income increase was primarily attributable to the revenue growth mentioned above. The decrease in segment income margin was due primarily to incremental start-up costs and related inefficiencies associated with our capacity expansion initiatives, partially offset by leverage on fixed costs, particularly within SG&A expenses, driven by the higher volumes mentioned above.

Detection & Measurement

($ millions)	Q1 2026	Q1 2025
Revenue	$172.8	$159.6
•Organic	3.0%
•Inorganic	3.9%
•Currency	1.4%
Total Growth	8.3%
Segment income	$46.7	$36.6
as a percent of revenues	27.0%	22.9%
Change in bps	410bps

First Quarter 2026
The revenue increase was primarily driven by:
•an inorganic increase from the acquisition of KTS; and
•an organic increase due primarily to higher volumes within our transportation systems business.

The increases in segment income and segment income margin were primarily due to the revenue growth mentioned above and a more favorable product mix, inclusive of higher software-as-a-service revenue within our transportation systems business which has higher-than-typical margins.

Liquidity and Financial Position:

($ millions)	Q1 2026	Q4 2025
Total debt	$674.0	$501.6
Total cash	158.3	366.0

2026 Guidance:
For the full year 2026, SPX now anticipates segment and company performance as follows:

	Revenue	Segment Income Margin %	Adjusted EPS*	Adjusted EBITDA*/%
HVAC	$1,840-$1,880 million ($1,800-$1,840 million prior)	24.25%-24.75% (24.50%-25.00% prior)
Detection & Measurement	$735-$765 million ($735-$765 million prior)	25.50%-26.00% (24.75%-25.25% prior)
Total SPX Adjusted	$2.575-$2.645 billion ($2.535-$2.605 billion prior)	24.60%-25.10% (24.60%-25.10% prior)	$7.75 to $8.15 ($7.60 to $8.00 prior)	$600 to $625 million / 23.25% to 23.75% ($590 to $620 million / 23.25%-23.75% prior)

Form 10-Q: The Company expects to file its quarterly report on Form 10-Q for the quarter ended March 28, 2026 with the Securities and Exchange Commission by May 7, 2026. This press release should be read in conjunction with that filing, which will be available on the Company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (ET) today to discuss first quarter results. The call will be simultaneously webcast via the Company's website at www.spx.com and the slide presentation will be available in the News section of the site.

Call Access Process: To access the call by phone, please use the following link to receive dial-in details https://register-conf.media-server.com/register/BIef121671c101469a90902aef0b845262. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

Upcoming Investor Events: Company management plans to conduct virtual and in-person meetings with investors over the coming months, including at the Oppenheimer Industrials Conference on May 6th, BofA Securities Industrials, Transportation & Airlines Conference on May 13th, Wolfe Research Conference on May 19th, B. Riley Securities’ Annual Investor Conference on May 21st, William Blair Growth Stock Conference on June 2nd, Wells Fargo Industrials & Materials Conference on June 9th and Truist Securities Industrials and Services Conference on June 16th.

About SPX Technologies, Inc: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Technologies, Inc. has operations in over 16 countries. SPX Technologies, Inc. is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Presentation: This press release contains certain non-GAAP financial measures, including consolidated segment income and margin, adjusted operating income, adjusted income from continuing operations before income taxes, adjusted earnings per share from continuing operations (or, adjusted EPS), EBITDA, adjusted EBITDA, free cash flow from continuing operations and adjusted free cash flow from continuing operations (or, adjusted free cash flow). These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, intangible asset amortization expense, acquisition and integration-related costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions and related transaction costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the date of this release, the impact of foreign exchange rate changes subsequent to March 28, 2026, and environmental and litigation charges.

Forward-looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in our markets; changes in anticipated capital investment and maintenance expenditures by customers; changes in economic conditions in relevant global and North American markets, including as a result of geopolitical conflicts, including the armed conflicts in the Middle East and related impacts on shipping in that region, the imposition, or threat of imposition of tariffs, including any new or increased tariffs announced by the U.S. government and any retaliatory tariffs announced in response thereto, and other trade barriers or international trade tensions; availability, limitations or cost increases of raw materials and/or commodities, including as a result of geopolitical conflicts or new or increased tariffs, as well as the potential impact of retaliatory tariffs and other penalties, that cannot be recovered in product pricing; the impact of competition on profit margins and our ability to maintain or increase market share; risks with respect to our contracts with the U.S. government, including the government’s ability to terminate contracts prior to completion or failure to appropriate amounts necessary to fund such contracts; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty of claims resolution with respect to environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response thereto; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to our digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting our business, including regulatory changes; uncertainties with respect to our ability to complete expansions to or the reconfiguration of our manufacturing footprint within the time periods and at costs we anticipate and whether we will realize the anticipated benefits of these activities; uncertainties with respect to our ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of acquisition transactions, including with respect to integrating acquisitions and achieving cost savings, synergistic sales or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX Technologies, Inc. disclaims any responsibility to update or revise such statements, except as required by law.

Investor and Media Contact:
Johann Rawlinson, VP, Investor Relations
Phone: 980-228-6028
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	March 28, 2026	March 29, 2025

Revenues	$566.8	$482.6
Costs and expenses:
Cost of products sold	336.2	286.7
Selling, general and administrative	119.4	109.5
Selling, general and administrative — intangible amortization	23.3	19.7
Special charges, net	0.2	0.1
Operating income	87.7	66.6

Other income (expense), net	(3.0)	2.7
Interest expense	(8.4)	(12.3)
Interest income	1.1	0.9
Income from continuing operations before income taxes	77.4	57.9
Income tax provision	(13.0)	(6.2)
Income from continuing operations	64.4	51.7

Income from discontinued operations, net of tax	1.6	—
Loss on disposition of discontinued operations, net of tax	(6.1)	(0.5)
Loss from discontinued operations, net of tax	(4.5)	(0.5)

Net income	$59.9	$51.2

Basic income per share of common stock:
Income from continuing operations	$1.29	$1.11
Loss from discontinued operations	(0.09)	(0.01)
Net income per share	$1.20	$1.10

Weighted-average number of common shares outstanding — basic	49.924	46.453

Diluted income per share of common stock:
Income from continuing operations	$1.27	$1.10
Loss from discontinued operations	(0.08)	(0.01)
Net income per share	$1.19	$1.09

Weighted-average number of common shares outstanding — diluted	50.523	47.122

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	March 28, 2026	December 31, 2025
ASSETS
Current assets:
Cash and equivalents	$156.5	$364.0
Accounts receivable, net	391.5	357.2
Contract assets	78.9	65.0
Inventories, net	342.4	302.2
Other current assets	43.7	55.3
Total current assets	1,013.0	1,143.7
Property, plant and equipment:
Land	27.0	26.9
Buildings and leasehold improvements	169.0	167.9
Machinery and equipment	359.8	338.1
	555.8	532.9
Accumulated depreciation	(248.6)	(242.1)
Property, plant and equipment, net	307.2	290.8
Goodwill	1,245.4	1,043.4
Intangibles, net	1,051.1	868.2
Other assets	254.9	250.2
Deferred income taxes	2.1	2.2
Assets of DBT and Heat Transfer	5.8	6.1
TOTAL ASSETS	$3,879.5	$3,604.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$164.6	$145.2
Contract liabilities	115.1	115.8
Accrued expenses	159.8	185.2
Income taxes payable	11.4	10.0
Short-term debt	23.6	1.4
Current maturities of long-term debt	6.7	3.5
Total current liabilities	481.2	461.1

Long-term debt	643.7	496.7
Deferred and other income taxes	203.1	149.7
Other long-term liabilities	252.2	245.5
Liabilities of DBT and Heat Transfer	13.9	14.1
Total long-term liabilities	1,112.9	906.0

Stockholders' equity:
Common stock	0.6	0.6
Paid-in capital	1,927.3	1,938.2
Retained earnings	542.7	482.8
Accumulated other comprehensive income	254.2	260.5
Common stock in treasury	(439.4)	(444.6)
Total stockholders' equity	2,285.4	2,237.5
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,879.5	$3,604.6

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended
	March 28, 2026	March 29, 2025	Δ	%/bps
HVAC reportable segment

Revenues	$394.0	$323.0	$71.0	22.0%
Cost of products sold	246.6	199.6	47.0
Selling, general and administrative expense	58.8	49.5	9.3
Income	$88.6	$73.9	$14.7	19.9%
as a percent of revenues	22.5%	22.9%		-40bps

Detection & Measurement reportable segment

Revenues	$172.8	$159.6	$13.2	8.3%
Cost of products sold	88.2	86.8	1.4
Selling, general and administrative expense	37.9	36.2	1.7
Income	$46.7	$36.6	$10.1	27.6%
as a percent of revenues	27.0%	22.9%		410bps

Consolidated Revenues	$566.8	$482.6	$84.2	17.4%
Consolidated Operating Income	87.7	66.6	21.1	31.7%
as a percent of revenues	15.5%	13.8%		170bps
Consolidated Segment Income	135.3	110.5	24.8	22.4%
as a percent of revenues	23.9%	22.9%		100bps

Consolidated operating income	$87.7	$66.6	$21.1
Exclude:
Corporate expense	14.5	14.0	0.5
Acquisition and integration-related costs (1)	5.0	6.4	(1.4)
Long-term incentive compensation expense	3.7	3.7	—
Amortization of acquired intangible assets (2)	24.2	19.7	4.5
Special charges, net	0.2	0.1	0.1
Consolidated segment income	$135.3	$110.5	$24.8	22.4%
as a percent of revenues	23.9%	22.9%		100bps

(1) Represents certain acquisition-related and other costs incurred of $5.0 and $6.4 during the three months ended March 28, 2026 and March 29, 2025. The three months ended March 28, 2026 includes amortization of a deferred compensation asset acquired in connection with the Kranze Technology Solutions (“KTS”) acquisition of $3.6 and additional “Cost of products sold” related to the step up of inventory (to fair value) in connection with the Thermolec Ltd. (“Thermolec”) acquisition of $0.4 and the Crawford United Corporation (“Crawford United”) acquisition of $0.1. The three months ended March 29, 2025 includes amortization of a deferred compensation asset and additional “Cost of products sold” related to the step up of inventory (to fair value) each acquired in connection with the KTS acquisition of $4.3 and $0.3, respectively.

(2) Represents amortization expense associated with acquired intangible assets recorded within “Selling, general and administrative — intangible amortization” and “Cost of products sold.”

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	March 28, 2026	March 29, 2025
Cash flows from (used in) operating activities:
Net income	$59.9	$51.2
Less: Loss from discontinued operations, net of tax	(4.5)	(0.5)
Income from continuing operations	64.4	51.7
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.2	0.1
Gain on change in value of equity security	—	(4.5)
Amortization of compensation expense related to acquisition	3.6	4.3
Deferred and other income taxes	2.6	(0.5)
Depreciation and amortization	32.1	27.0
Pension and other employee benefits	6.5	5.5
Long-term incentive compensation	3.7	3.7
Other, net, including allowance for doubtful accounts	(0.1)	0.2
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(17.9)	(26.3)
Contribution related to employee retention agreements from acquisition	—	(46.5)
Inventories	(35.3)	(13.8)
Accounts payable, accrued expenses and other	(29.7)	(10.8)
Cash spending on restructuring actions	(0.3)	(0.5)
Net cash from (used in) continuing operations	29.8	(10.4)
Net cash from (used in) discontinued operations	0.8	(0.5)
Net cash from (used in) operating activities	30.6	(10.9)

Cash flows from (used in) investing activities:
Proceeds related to company-owned life insurance policies, net	3.1	3.0
Business acquisitions, net of cash acquired	(439.6)	(304.1)
Capital expenditures	(18.5)	(5.5)
Net cash used in continuing operations	(455.0)	(306.6)
Net cash from discontinued operations	59.2	—
Net cash used in investing activities	(395.8)	(306.6)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	189.5	393.0
Repayments under senior credit facilities	(39.5)	(98.0)
Borrowings under trade receivables arrangement	111.0	135.0
Repayments under trade receivables arrangement	(89.0)	(85.0)
Net borrowings under other financing arrangements	0.2	0.5
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(14.6)	(9.8)
Net cash from continuing operations	157.6	335.7
Net cash from (used in) discontinued operations	—	—
Net cash from financing activities	157.6	335.7
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.1)	2.6
Net change in cash and equivalents	(207.7)	20.8
Consolidated cash and equivalents, beginning of period	366.0	161.4
Consolidated cash and equivalents, end of period	$158.3	$182.2

	Three months ended
	March 28, 2026	March 29, 2025
Components of cash and equivalents:
Cash and equivalents	$156.5	$177.8
Cash and equivalents included in assets of DBT and Heat Transfer	1.8	4.4
Total cash and equivalents	$158.3	$182.2

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Three months ended
	March 28, 2026
Beginning cash and equivalents	$366.0
Cash from continuing operations	29.8
Capital expenditures	(18.5)
Proceeds related to company-owned life insurance policies, net	3.1
Business acquisitions, net of cash acquired	(439.6)
Borrowings under senior credit facilities	189.5
Repayments under senior credit facilities	(39.5)
Borrowings under trade receivables agreement	111.0
Repayments under trade receivables agreement	(89.0)
Net borrowings under other financing arrangements	0.2
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(14.6)
Cash from discontinued operations	60.0
Change in cash due to changes in foreign currency exchange rates	(0.1)
Ending cash and equivalents	$158.3

	Debt at				Debt at
	December 31, 2025	Borrowings	Repayments	Other	March 28, 2026
Revolving loans	$—	$189.5	$(39.5)	$—	$150.0
Term loan	500.0	—	—	—	500.0
Trade receivables financing arrangement	—	111.0	(89.0)	—	22.0
Other indebtedness	2.5	0.2	—	0.1	2.8
Less: Deferred financing costs associated with the term loan	(0.9)	—	—	0.1	(0.8)
Totals	$501.6	$300.7	$(128.5)	$0.2	$674.0

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
ORGANIC REVENUE
(Unaudited)

	Three months ended March 28, 2026
	HVAC	Detection & Measurement	Consolidated
Net Revenue Growth	22.0%	8.3%	17.4%

Exclude: Foreign Currency	0.9%	1.4%	1.0%

Exclude: Acquisitions	11.5%	3.9%	9.0%

Organic Revenue Growth	9.6%	3.0%	7.4%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME
(Unaudited; in millions)

	Three months ended
	March 28, 2026	March 29, 2025
Operating income	$87.7	$66.6

Exclude:
Acquisition and integration-related costs (1)	(7.7)	(8.6)

Amortization of acquired intangible assets (2)	(24.2)	(19.7)

Long-term incentive compensation expense (3)	(0.1)	—

Adjusted operating income	$119.7	$94.9
as a percent of revenues	21.1%	19.7%

(1) For the three months ended March 28, 2026, represents (i) certain acquisition and integration-related costs of $3.6, (ii) amortization of a deferred compensation asset of $3.6 related to the KTS acquisition, and (iii) inventory step-up charges of $0.4 and $0.1 related to the Thermolec and Crawford United acquisitions, respectively. For the three months ended March 29, 2025, represents (i) certain acquisition and integration-related costs of $4.0 and (ii) amortization of a deferred compensation asset and additional inventory step-up charges of $4.3 and $0.3, respectively, related to the KTS acquisition.

(2) Represents amortization expense associated with acquired intangible assets recorded within “Selling, general and administrative — intangible amortization” and “Cost of products sold.”

(3) Adjustment represents the removal of $0.1 for long-term incentive compensation expense associated with acquisition-related equity grants.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended March 28, 2026
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$135.3	$—	$135.3
Corporate expense (1)	(14.5)	2.7	(11.8)
Acquisition and integration-related costs (2)	(5.0)	5.0	—
Long-term incentive compensation expense (3)	(3.7)	0.1	(3.6)
Amortization of acquired intangible assets (4)	(24.2)	24.2	—
Special charges, net	(0.2)	—	(0.2)
Operating income	87.7	32.0	119.7

Other expense, net (5)	(3.0)	1.5	(1.5)
Interest expense, net	(7.3)	—	(7.3)
Income from continuing operations before income taxes	77.4	33.5	110.9
Income tax provision (6)	(13.0)	(12.7)	(25.7)
Income from continuing operations	64.4	20.8	85.2

Diluted shares outstanding	50.523		50.523

Earnings per share from continuing operations	$1.27		$1.69

(1) Adjustment represents the removal of certain acquisition and integration-related costs of $2.7.

(2) Adjustment represents the removal of (i) acquisition and integration-related costs of $0.9 within the HVAC reportable segment, (ii) amortization of a deferred compensation asset of $3.6 related to the KTS acquisition within the Detection and Measurement reportable segment, and (iii) inventory step-up charges of $0.4 and $0.1 related to the Thermolec and Crawford United acquisitions, respectively, within the HVAC reportable segment.

(3) Adjustment represents the removal of $0.1 for long-term incentive compensation expense associated with acquisition-related equity grants.

(4) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $16.8 and $7.4 within the HVAC and Detection & Measurement reportable segments, respectively.

(5) Adjustment represents the removal of non-service pension and postretirement charges of $1.5.

(6) Adjustment represents the tax impact of items (1) through (5) and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended March 29, 2025
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$110.5	$—	$110.5
Corporate expense (1)	(14.0)	2.2	(11.8)
Acquisition and integration-related costs (2)	(6.4)	6.4	—
Long-term incentive compensation expense	(3.7)	—	(3.7)
Amortization of acquired intangible assets (3)	(19.7)	19.7	—
Special charges, net	(0.1)	—	(0.1)
Operating income	66.6	28.3	94.9

Other income, net (4)	2.7	(2.3)	0.4
Interest expense, net	(11.4)	—	(11.4)
Income from continuing operations before income taxes	57.9	26.0	83.9
Income tax provision (5)	(6.2)	(12.9)	(19.1)
Income from continuing operations	51.7	13.1	64.8

Diluted shares outstanding	47.122		47.122

Earnings per share from continuing operations	$1.10		$1.38

(1) Adjustment represents the removal of certain acquisition and integration-related costs of $2.2.

(2) Adjustment represents the removal of (i) acquisition and integration-related costs of $1.0 and $0.8 within the Detection and Measurement and HVAC reportable segments, respectively, and (ii) amortization of a deferred compensation asset and an inventory step-up charge of $4.3 and $0.3, respectively, each related to the KTS acquisition within the Detection and Measurement reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $12.2 and $7.5 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a valuation adjustment of $4.5 and (ii) non-service pension and postretirement charges of $2.2.

(5) Adjustment represents the tax impact of items (1) through (4) and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Three months ended
	March 28, 2026	March 29, 2025
Net income	$59.9	$51.2

Exclude:
Income tax provision	(13.0)	(6.2)
Interest expense, net	(7.3)	(11.4)
Amortization expense (1)	(24.4)	(19.9)
Depreciation expense	(7.7)	(7.1)
Loss from discontinued operations, net of tax	(4.5)	(0.5)
EBITDA	116.8	96.3

Exclude:
Acquisition and integration-related costs (2)	(7.7)	(8.6)
Acquisition-related long-term incentive compensation expense (3)	(0.1)	—
Non-service pension and postretirement charges	(1.5)	(2.2)
Valuation adjustment on an equity security	—	4.5
Adjusted EBITDA	$126.1	$102.6
as a percent of revenues	22.2%	21.3%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Selling, general and administrative — intangible amortization” and amortization expense associated with acquired intangible assets and capitalized software costs recorded within “Cost of products sold.”

(2) For the three months ended March 28, 2026, represents (i) certain acquisition and integration-related costs of $3.6, inclusive of $0.9 within the HVAC reportable segment, (ii) inventory step-up charges of $0.4 and $0.1 related to the Thermolec and Crawford United acquisitions, respectively, within the HVAC reportable segment, and (iii) amortization of a deferred compensation asset of $3.6 related to the KTS acquisition within the Detection and Measurement reportable segment. For the three months ended March 29, 2025, represents (i) certain acquisition and integration-related costs of $4.0, inclusive of acquisition and integration-related costs of $1.0 and $0.8 within the Detection and Measurement and HVAC reportable segments, respectively, and (ii) amortization of a deferred compensation asset and an inventory step-up charge of $4.3 and $0.3, respectively, each related to the KTS acquisition within the Detection and Measurement reportable segment.

(3) Adjustment represents the removal of $0.1 for long-term incentive compensation expense associated with acquisition-related equity grants.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED FREE CASH FLOW
(Unaudited; in millions)

	Three months ended
	March 28, 2026	March 29, 2025
Operating cash flow from (used in) continuing operations	$29.8	$(10.4)

Include:
Capital expenditures	(18.5)	(5.5)
Free cash flow from (used in) continuing operations	11.3	(15.9)

Exclude:
Acquisition and integration-related payments and other (1)	4.5	52.2
Adjusted free cash flow from continuing operations	$15.8	$36.3

(1) For the three months ended March 28, 2026, represents the removal of the cash impact of acquisition and integration-related costs of $4.5. For the three months ended March 29, 2025, represents the removal of the cash impact of (i) funded amounts associated with employee retention agreements assumed in the KTS acquisition of $46.5, and (ii) acquisition and integration-related costs of $5.7.